                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               JENNY CRAIG, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

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     (4)  Date Filed:

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

                               JENNY CRAIG, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 5, 1998

The Stockholders of Jenny Craig, Inc.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Jenny Craig, Inc. (the "Company") will be held at the Sheraton Grand Torrey Pines Hotel, 10950 North Torrey Pines Road, La Jolla, California 92037, on Thursday, November 5, 1998, at 2:00 p.m. (Pacific Standard Time), for the following purposes:

     1. To elect six directors for terms of one year each and until their successors are duly elected and qualified;

     2. To ratify the appointment of KPMG Peat Marwick LLP as independent certified public accountants for fiscal year 1999; and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on September 22, 1998, as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting and at any adjournment thereof. A list of the stockholders entitled to vote at the meeting will be available for examination by a stockholder for any purpose germane to the meeting during ordinary business hours during the ten days prior to the meeting at the offices of the Company, 11355 North Torrey Pines Road, La Jolla, California 92037.

     You are cordially invited to attend this meeting. Whether you expect to attend the meeting or not, we encourage you to vote your shares by dating and signing the enclosed proxy and returning it as promptly as possible in the accompanying postage guaranteed envelope.


                                          By order of the Board of Directors


                                          Marvin Sears
                                          Secretary

La Jolla, California
October 6, 1998

                               JENNY CRAIG, INC.
                         11355 NORTH TORREY PINES ROAD
                           LA JOLLA, CALIFORNIA 92037

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 5, 1998

     This Proxy Statement and the accompanying proxy are being furnished to stockholders of Jenny Craig, Inc. (the "Company") in connection with the solicitation of the enclosed proxy by or on behalf of the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Grand Torrey Pines Hotel, 10950 North Torrey Pines Road, La Jolla, California 92037, on November 5, 1998, at 2:00 p.m. and at any and all adjournments thereof. This Proxy Statement and the accompanying proxy are being first mailed on or about October 6, 1998.

                                 PROXY; VOTING

     When the enclosed proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting and at any adjournment thereof as directed by the stockholder executing the proxy, unless it is earlier revoked. If no directions are given on the proxy with respect to any particular matter to be acted upon at the Annual Meeting or at any adjournment thereof, the shares represented by the proxy will be voted in favor of such matter. Any stockholder executing and delivering the proxy has the right to revoke it at any time before the authority granted thereby is exercised, by the due execution of another proxy bearing a later date or by written notification of revocation to the Secretary of the Company. Stockholders who are present in person at the Annual Meeting may also revoke their proxy and vote in person if they so desire.

     At September 22, 1998, the Company had outstanding 20,688,971 shares of Common Stock. Each share of Common Stock entitles its owner to one vote upon each matter to come before the Annual Meeting. Only stockholders of record at the close of business on September 22, 1998 (the "Record Date") will be entitled to vote at the Annual Meeting and at any adjournment thereof.

     The election of directors requires a plurality of the votes cast. Broker non-votes will not have any effect on the proposals being submitted to the stockholders at the 1998 Annual Meeting. Votes returned by proxy to the Company's transfer agent will be tabulated by the transfer agent. The Company's transfer agent will act as Inspector of Election at the meeting and will count the votes based on the votes returned by proxy and votes cast at the meeting.

                            SOLICITATION OF PROXIES

     This solicitation of proxies is being made by the Board of Directors of the Company and the expenses thereof will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitations may be made by telephone, telegraph, or personal interview by officers of the Company. The Company expects to reimburse brokerage houses, banks and other fiduciaries for reasonable expenses of forwarding proxy materials to beneficial owners.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

     The following table and the notes thereto set forth information as of September 1, 1998, relating to beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934 (the "Exchange Act")) of the equity securities of the Company, SJF Enterprises, Inc. ("SJF") and Craig Enterprises, Inc. ("Craig Enterprises") by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of the voting stock of the Company, SJF or Craig Enterprises, (ii) each director and nominee of the Company and each of the executive officers named in the Summary Compensation Table and
(iii) all directors and executive officers of the Company as a group:

                                                             NUMBER OF
                                                             SHARES OF
                                                            COMMON STOCK
                                                               OF THE
                                                              COMPANY
                                                            BENEFICIALLY       PERCENT
                 NAME OF BENEFICIAL OWNER                   OWNED(1)(2)       OWNERSHIP
                 ------------------------                   ------------      ---------
Sidney Craig(3)...........................................   14,212,500         68.7%
Jenny Craig(3)............................................   14,212,500         68.7%
SJF Enterprises, Inc.(3)..................................   13,838,600         66.9%
FMR Corp.(4)..............................................    1,073,500          5.2%
  82 Devonshire Street
  Boston, Massachusetts 02109
Scott Bice................................................       16,500(5)         *
Marvin Sears..............................................       18,000(5)         *
Andrea Van de Kamp........................................       16,500(5)         *
Robert Wolf...............................................       16,500(5)         *
Michael L. Jeub...........................................      100,000(5)         *
Leslie A. Koll............................................          -0-            *
Janet Rheault.............................................        2,400(5)         *
All directors and executive officers as a group (13          14,399,400           69%
  persons)(3)(5)..........................................

---------------
 *  Less than 1%.

(1) The Common Stock is the only class of equity securities of the Company outstanding.

(2) Except as otherwise noted, all persons listed in the table have sole voting and investment power with respect to their shares, subject to the rights of their spouses under applicable community property laws.

(3) The address for these beneficial holders is: Jenny Craig, Inc., 11355 North Torrey Pines Road, La Jolla, California 92037. SJF and its wholly-owned subsidiary, DA Holdings, Inc., are the record owners of the aggregate number of shares set forth opposite SJF's name. Because of the facts described below, Sidney and Jenny Craig may be deemed to be the beneficial owners of these shares pursuant to Rule 13d-3 under the Exchange Act. The only class of equity securities outstanding of SJF is common stock, par value $.01 per share, of which 980 shares are outstanding and beneficially owned by Craig Enterprises. The only equity securities outstanding of Craig Enterprises are 88,940 shares of common stock, par value $.01 per share, which are beneficially owned (as defined in Rule 13d-3 of the Exchange Act) by Sidney and Jenny Craig. Sidney and Jenny Craig each are directors and the Company's Chairman and Chief Executive Officer and Vice-Chairman and President, respectively. See "Nominees for Election to Board of Directors." Sidney and Jenny Craig hold their shares of Craig Enterprises common stock as community property and exercise joint voting and investment power with respect to such shares. Of the 14,212,500 shares shown as beneficially owned by Sidney Craig and Jenny Craig as of September 1, 1998, 13,838,600 are the shares beneficially owned by SJF on such date and 373,900 are shares owned by The Sidney and Jenny Craig Foundation of which Sidney Craig is President and a director and Jenny Craig is Vice President and Chief Financial Officer and a director.

(4) Based solely on information contained in the Schedule 13G of FMR Corp., as amended, filed with the Securities and Exchange Commission on February 11, 1998, which indicates that FMR Corp., together with its wholly-owned subsidiary, Fidelity Management & Research Company, is the beneficial owner of 1,073,500 shares of Common Stock as of February 11, 1998 and possesses sole dispositive power with respect to all of the shares of Common Stock beneficially owned by it.

(5) Includes shares of Common Stock which may be acquired as of September 1, 1998 or within 60 days thereafter pursuant to the exercise of options as follows: Scott Bice (16,500); Marvin Sears (18,000); Andrea Van de Kamp (16,500); Robert Wolf (16,500); Michael L. Jeub (100,000); and Janet Rheault (2,400).

                             ELECTION OF DIRECTORS

     The Company's Board of Directors consists of six members. Six directors will be elected at the Annual Meeting to serve until the 1999 Annual Meeting or until their successors are duly elected and qualified. Proxies representing shares of Common Stock held on the record date which are returned duly executed will be voted, unless otherwise specified, in favor of the six nominees for the Board of Directors named below. All such nominees are members of the present Board of Directors. All nominees have consented to serve if elected, but should any nominee be unavailable to serve (which event is not anticipated), the persons named in the proxy intend to vote for such substitute nominee as the Board of Directors may recommend. SJF, which beneficially owned 13,838,600 shares of the Company's Common Stock as of the Record Date (representing approximately 66.9% of the Common Stock outstanding as of the Record Date), intends to vote for the election of the nominees listed below, thereby assuring the presence of a quorum and their election.

                  NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

     The following table sets forth certain information with respect to each nominee:

                                         AGE
                                         ---
Sidney Craig(1)........................  66    Chairman of the Board and Chief
                                               Executive Officer
Jenny Craig(1).........................  66    Vice-Chairman and President
Scott Bice(2)(3)(4)....................  55    Director
Marvin Sears(1)(3)(4)..................  71    Secretary and Director
Andrea Van de Kamp(2)(3)(4)............  54    Director
Robert Wolf(3).........................  56    Director

---------------
(1) Member of Executive Committee.

(2) Member of Performance Compensation Committee. Mr. Bice was a member of the Audit Committee through June 30, 1998 and joined the Compensation Committee and the Performance Compensation Committee on that date.

(3) Member of Audit Committee. Mr. Wolf was a member of the Compensation Committee and the Performance Compensation Committee through June 30, 1998 and joined the Audit Committee on that date.

(4) Member of Compensation Committee.

     Sidney Craig has been Chairman of the Company or its predecessors since 1983 and served as Chief Executive Officer from 1983 through April, 1994. In October 1997, Mr. Craig was elected Chief Executive Officer of the Company.

     Jenny Craig has served as Vice-Chairman of the Company since September, 1991, as President and Chief Operating Officer of the Company or its predecessors from 1983 to August, 1991 and as a director of the Company or its predecessors from 1983 to date. Mrs. Craig was elected President of the Company in October 1997. Sidney and Jenny Craig are husband and wife.

     Marvin Sears, a director of the Company since July 1989, has served as the Secretary of the Company since June, 1991, and as Assistant Secretary of the Company from August 1985 to June, 1991. Mr. Sears is a practicing attorney in Los Angeles, California where, since May 1989, he has been a partner in the law firm of Proskauer Rose LLP, counsel to the Company during fiscal 1998 and currently. From June 1960 until May 1989, Mr. Sears was a senior partner of the Los Angeles law firm of Pacht, Ross, Warne, Bernhard & Sears, Inc., and its successor, Shea & Gould. Mr. Sears is a member of the Board of various privately-owned business enterprises.

     Scott Bice has served as a director of the Company since February, 1995. Mr. Bice has been the Dean of the University of Southern California Law Center since 1980, and serves as a director of various privately-owned corporations.

     Andrea Van de Kamp has served as a director of the Company since August, 1994. Ms. Van de Kamp was Senior Vice President and Managing Director of West Coast Operations, Sotheby's, from 1989 through May, 1997 and has been Chairman, West Coast Operations of Sotheby's since May, 1997. Prior to joining Sotheby's, Ms. Van de Kamp was President and Chief Executive Officer of the Independent Colleges of Southern California, and is a director of The Walt Disney Co. and City National Corporation.

     Robert Wolf has served as a director of the Company since February, 1995. Mr. Wolf is the President and Chief Executive Officer of Bob Wolf Partners & Co., a marketing and advertising consulting company. Mr. Wolf was the Chairman and Chief Executive Officer of Chiat/Day North America, an advertising firm, from 1989 through November, 1995.

BOARD MEETINGS AND COMMITTEES

     The Company's Board of Directors held seven meetings in fiscal year 1998. The Board of Directors established standing Audit and Compensation Committees in August, 1991 and in November 1997 established a Performance Compensation Committee. During fiscal 1998, each member of the Board of Directors attended 75% or more of the meetings of the Board of Directors and of each committee of the Board of which such person was a member.

     As directed by the Board, the functions of the Audit Committee include (a) annually recommending to the Board of Directors independent public accountants as auditors of the books, records and accounts of the Company; (b) reviewing the scope of audits made by the independent public accountants; (c) receiving and reviewing the audit reports submitted by the independent public accountants; (d) determining and reviewing the duties and responsibilities of the Controller and internal auditing staff; (e) reviewing the annual program for the internal audit of the operational procedures of the Company and all major accounting policy matters; and (f) making recommendations to the Board of Directors with respect to auditing policies and procedures and the scope and extent of audits. During fiscal year 1998, the Audit Committee held two meetings.

     The functions of the Compensation Committee generally are to determine and oversee the Company's policies with respect to the compensation of the executive officers of the Company. The Performance Compensation Committee, consisting solely of members of the Compensation Committee who, to the extent legally required, qualify as "Outside Directors" under Section 162(m) of the Internal Revenue Code and as "Non-Employee Directors" under rule 16b-3(c) of the Securities Exchange Act of 1934, as amended, administers the Stock Option Plan of the Company. In addition, the Performance Compensation Committee is responsible for awarding compensation intended to qualify for the exception for performance-based compensation under Section 162(m) of the Code. The Compensation Committee met once during fiscal 1998. During fiscal year 1998, the Performance Compensation Committee did not hold any meetings and acted twice by written consent.

      CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth certain information concerning the compensation for services rendered to the Company and its subsidiaries for the fiscal years ended June 30, 1996, 1997 and 1998 of the Company's Chief Executive Officer and the four (4) remaining most highly compensated executive officers serving at June 30, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                            ANNUAL COMPENSATION              COMPENSATION
                                      --------------------------------   --------------------    ALL OTHER
    NAME AND PRINCIPAL       FISCAL   SALARY     BONUS    OTHER ANNUAL   OPTIONS      LTIP      COMPENSATION
         POSITION             YEAR      ($)       ($)     COMPENSATION     (#)     PAYOUTS($)       ($)
    ------------------       ------   -------   -------   ------------   -------   ----------   ------------
Sidney Craig...............  1998     500,000
  Chairman and Chief         1997     500,000
  Executive Officer(1)       1996     500,000   385,210
Jenny Craig................  1998     500,000
  Vice Chairman and          1997     500,000
  President(1)               1996     500,000   385,210
Michael L. Jeub............  1998     250,000       771                   75,000                       2,141(3)
  Senior Vice President,     1997     250,000     5,335                   25,000                       2,188(3)
  Treasurer and Chief        1996     250,000    80,000                                                  781(3)
  Financial Officer
Leslie A. Koll.............  1998     250,000       771                  175,000                       2,281(3)
  Senior Vice President,     1997     250,000     4,801                   25,000                       1,813(3)
  Marketing                  1996     250,000    35,000                                                  781(3)
Janet Rheault,.............  1998     212,500       656                  187,000                       3,334(3)
  Senior Vice President --   1997     200,000     4,290                                                3,000(3)
  Operations                 1996     120,902    20,000                                                  125(3)
C. Joseph LaBonte(2).......  1998     187,500                   20,625                             3,070,844(2)
                             1997     750,000                   82,500                                 2,375(3)
                             1996     750,000   287,025         87,843                                   969(3)

---------------
(1) Mr. Craig was elected to the additional office of Chief Executive Officer in October 1997. Mrs. Craig was elected to the additional office of President in October 1997.

(2) Mr. LaBonte was President and Chief Executive Officer from April, 1994 through October 1997. In connection with his resignation, Mr. LaBonte will receive his former salary ($750,000 annually) through December 31, 1998, a loan in the amount of $1,500,000 made by the Company in 1995 to Mr. LaBonte to purchase a residence was forgiven, and the Company agreed to pay Mr. LaBonte $1,000,000 in consideration of the cancellation of stock options for 1,000,000 shares of common stock of the Company held by him. $82,500 was included in other annual compensation in fiscal 1996 and fiscal 1997 and $20,625 in fiscal 1998 representing interest at 5.5% on the $1,500,000 loan referred to above during those fiscal years. In fiscal 1998, $2,344 was contributed to the Company's 401(k) plan for the account of Mr. LaBonte.

(3) Represents the Company's contributions to the accounts of the named executive officers pursuant to the Company's 401(k) plan.

                              OPTION GRANTS TABLE

     The following table sets forth information with respect to the grant of options to named executive officers during the fiscal year dated June 30, 1998.

                                            INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE
                             -----------------------------------------------       VALUE AT ASSUMED
                                        % OF TOTAL                              ANNUAL RATES OF STOCK
                                         OPTIONS                                PRICE APPRECIATION FOR
                                        GRANTED TO    EXERCISE                      OPTION TERM(3)
                             OPTIONS   EMPLOYEES IN     PRICE     EXPIRATION    ----------------------
           NAME              GRANTED   FISCAL YEAR    ($/SHARE)      DATE          5%          10%
           ----              -------   ------------   ---------   ----------    --------    ----------
Michael L. Jeub(1).........   25,000       1.6%         5.88      2/10/2008     $ 92,448    $  234,280
                 (2)          50,000       3.2%         5.82      4/21/2008     $183,008    $  463,779
Leslie A. Koll(1)..........  125,000         8%         5.88      2/10/2008     $462,240    $1,171,400
               (2)            50,000       3.2%         5.82      4/21/2008     $183,008    $  463,779
Janet Rheault(1)...........  137,000       8.8%         5.88      2/10/2008     $506,612    $1,283,855
              (2)             50,000       3.2%         5.82      4/21/2008     $183,008    $  463,779

---------------
(1) These options become exercisable in 33% installments commencing one year from the date of grant, February 10, 1998, with full vesting occurring on the third anniversary of the grant date.

(2) These options become exercisable in 25% installments commencing one year from the date of grant, April 21, 1998, with full vesting occurring on the fourth anniversary of the date of grant.

(3) These amounts represent potentially realizable values at assumed rates of appreciation in value of the Common Stock of the Company. No gain will be realized by the optionees without an increase in the value of shares of Common Stock of the Company which will benefit all shareholders.

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth information with respect to the exercise of options during the fiscal year ended June 30, 1998, options held at the end of the fiscal year and the value of unexercised options at the end of the fiscal year with respect to named executive officers.

                                                                                           VALUE OF UNEXERCISED
                                                             NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                                OPTIONS/SARS AT               OPTIONS/SARS AT
                                SHARES                        FISCAL YEAR-END(#)           FISCAL YEAR-END($)(1)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
Michael L. Jeub.............        0             0         100,000         75,000        $18,250        $16,688
Leslie A. Koll..............        0             0               0        175,000              0         34,938
Janet Rheault...............        0             0           2,400        187,600          1,038         37,387

---------------
(1) The closing price of the Company's Common Stock on June 30, 1998, the last trading day of the fiscal year, as quoted on the New York Stock Exchange, was $6.0625.

                         TEN-YEAR OPTION/SAR REPRICINGS

     The following table sets forth information with respect to the repricing during fiscal 1994 and fiscal 1998 of options held by certain executive officers.

                                NUMBER OF
                               SECURITIES                                                         LENGTH OF ORIGINAL
                               UNDERLYING     MARKET PRICE OF                                        OPTION TERM
                              OPTIONS/SAR'S    STOCK AT TIME     EXERCISE PRICE AT       NEW         REMAINING AT
                               REPRICED OR    OF REPRICING OR   TIME OF REPRICING OR   EXERCISE   DATE OF REPRICING
       NAME          DATE        AMENDED         AMENDMENT           AMENDMENT          PRICE        OR AMENDMENT
       ----         -------   -------------   ---------------   --------------------   --------   ------------------
Michael L. Jeub     2/10/98       25,000           $5.88               $ 9.38           $5.88      9 yrs.
Leslie A. Koll      2/10/98      100,000           $5.88               $ 7.07           $5.88      6 yrs. 9 mos.
Leslie A. Koll      2/10/98       25,000           $5.88               $ 9.38           $5.88      9 yrs.
Janet Rheault       2/10/98      100,000           $5.88               $ 9.50           $5.88      8 yrs. 2 mos.
Janet Rheault       2/10/98       25,000           $5.88               $ 9.38           $5.88      9 yrs.
Janet Rheault       2/10/98       12,000           $5.88               $ 7.32           $5.88      6 yrs. 9 mos.
William K. Dix      2/10/98       35,000           $5.88               $ 9.38           $5.88      9 yrs.
Alan Dobies         2/10/98       10,000           $5.88               $ 7.32           $5.88      6 yrs. 9 mos.
Alan Dobies         2/10/98       10,000           $5.88               $ 9.38           $5.88      9 yrs.
Alan Dobies         8/18/94       12,500           $5.63               $21.00           $5.63      7 yrs. 2 mos.
Alan Dobies         8/18/94        2,500           $5.63               $18.57           $5.63      8 yrs. 4 mos.
Ellen Destray Kane  8/18/94       70,000           $5.63               $ 7.25           $5.63      9 yrs. 6 mos.
Ellen Destray Kane  8/18/94       25,000           $5.63               $21.00           $5.63      7 yrs. 2 mos.
Ellen Destray Kane  8/18/94        5,000           $5.63               $18.57           $5.63      8 yrs. 4 mos.

         REPORT OF COMPENSATION COMMITTEE AND PERFORMANCE COMPENSATION
                      COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee's function is determining and overseeing the Company's policies with respect to the compensation of the executive officers of the Company. The Performance Compensation Committee administers the Company's Stock Option Plan and awards compensation intended to qualify for the exception for performance based compensation under Section 162(m) of the Internal Revenue Code. The Committees' goal is to have a competitive compensation plan which provides appropriate incentives to executive officers based upon the performance of the Company and which attracts and retains key managers. The Committees currently intend to structure executive compensation in a manner that will enable the Company to deduct such compensation under the federal income tax laws.

     The compensation of the Company's Chairman and Chief Executive Officer, Sidney Craig, the Company's Vice Chairman and President, Jenny Craig, the Company's Senior Vice President, Treasurer and Chief Financial Officer, Michael
L. Jeub, the Company's Senior Vice President, Marketing, Leslie A. Koll, and the Company's Senior Vice President, Operations, Janet Rheault, was determined pursuant to the Company's employment agreements with these officers which are summarized below under "Employment Agreements."

     The following description of the Company's compensation policy applies to the executive officers other than the Chairman and Chief Executive Officer and Vice-Chairman and President.

     The compensation program of the Company for executive officers during fiscal 1998 consisted of cash compensation in the form of base salary, the Management Deferred Bonus Program described below, and an award of stock options under the Company's Stock Option Plan. The fiscal 1998 base salaries for executive officers of the Company were determined in accordance with their employment agreements, or by the Chief Executive Officer of the Company.

     Executive officers of the Company are eligible to participate in the Management Deferred Bonus Program which provides for a bonus pool to be determined by the Board of Directors which cannot exceed 1% of operating income and specified percentages of the increase, if any, in operating income over the prior year. Amounts awarded under the Management Deferred Bonus Program are paid 25% in cash approximately

90 days after the end of the fiscal year with the remaining 75% deferred for five years and vesting 20% in each of those years.

     The stock option component of executive officer compensation is to reward management for performance over the long term as reflected in the Company's stock price. Stock options only produce value to executives if the price of the Company's stock appreciates, thereby directly linking the interests of executives with those of stockholders. The amount of stock options awarded to executive officers during fiscal 1998 was based upon recommendations of the Chief Executive Officer and took into account, where applicable, the number of options previously granted to an executive officer. In granting options and establishing the amount of the grant, the Performance Compensation Committee considered the recipient's position with the Company and subjective evaluations of the recipient's individual performance and potential contribution. Options granted during fiscal 1998 were at exercise prices equal to market price on the date of grant.

     During fiscal 1998, the Performance Compensation Committee offered optionees, including certain executive officers, the opportunity to replace existing options with new options at an exercise price equal to the market price on the date of grant of the new options. The Performance Compensation Committee took this action because it believed that the stock options held by these persons, at prices in excess of market value, no longer served as an effective incentive or retention device. The Committee believed that the grant of new options with new vesting periods and at the then current market price would serve to restore the incentive and retention objectives of stock options and was in the best interests of the Company and its stockholders. See the table "Ten-Year Option/SAR Repricings" above for certain information with respect to the options granted to the named executive officers who received new options.

     COMPENSATION COMMITTEE                               PERFORMANCE COMPENSATION COMMITTEE
     Andrea Van de Kamp                                   Andrea Van de Kamp
     Robert Wolf                                          Robert Wolf
     Marvin Sears

EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements, effective November 5, 1991, with each of Sidney and Jenny Craig, members of its Board of Directors and indirect principal stockholders, and the Company's Chairman and Chief Executive Officer and Vice-Chairman and President, respectively. Each of the employment agreements was for a term of three years (which has been extended as described below), and provides for compensation of $500,000 plus an annual bonus of .5% of operating income if operating income increases by 16% or more over the prior year, and 1% of operating income if operating income increases by 25% or more over the prior year, provided that the annual bonus is to be pro rated for the fiscal year in which the employment agreements terminate. Each of the employment agreements has been extended on the same terms and conditions, such extensions to be automatic, on a year-by-year basis, subject to the right of either party to terminate the employment agreement at the end of any employment year during the extended term by written notice given 60 days prior to the termination date.

     The Company entered into an employment agreement with Mr. LaBonte providing for his employment as President and Chief Executive Officer of the Company through June 30, 1998. Mr. LaBonte's annual base salary was $750,000. Under the employment agreement, in 1995 the Company loaned Mr. LaBonte $1,500,000 interest free for the purpose of purchasing a principal residence in the vicinity of Del Mar, California. Mr. LaBonte resigned as the President and Chief Executive Officer and as a director of the Company in October 1997. In connection with his resignation, Mr. LaBonte will receive his former salary ($750,000 annually) through December 31, 1998, the $1,500,000 loan by the Company was forgiven by the Company and the Company agreed to pay Mr. LaBonte $1,000,000 in consideration of the cancellation of stock options for 1,000,000 shares of common stock of the Company held by him.

     The Company has entered into an employment agreement with Michael L. Jeub providing for his employment as Senior Vice President, Treasurer and Chief Financial Officer. Mr. Jeub's annual base salary under the agreement is $250,000 with a bonus at the discretion of the Board. If the Company terminates Mr. Jeub's employment without cause, all stock options held by him which are not then exercisable become exercisable. If the Company terminates Mr. Jeub's employment without cause, or if Mr. Jeub terminates his employment within ninety (90) days following a change of control of the Company, Mr. Jeub is entitled to receive a severance payment equal to one year's salary payable in twelve (12)equal monthly installments.

     The Company has entered into an employment agreement with Leslie A. Koll providing for his employment as Senior Vice President of Marketing of the Company. Mr. Koll's annual base salary under the agreement is $250,000 with a bonus at the discretion of the Board. If the Company terminates Mr. Koll's employment without cause, all stock options held by him which are not then exercisable become exercisable. If the Company terminates Mr. Koll's employment without cause, or if Mr. Koll terminates his employment within ninety (90) days following a change of control of the Company, Mr. Koll is entitled to receive a severance payment equal to one year's salary payable in twelve (12) equal monthly installments.

     The Company has entered into an employment agreement with Janet Rheault providing for her employment as Senior Vice President, Operations of the Company. Ms. Rheault's annual base salary under the agreement is $200,000 with a bonus at the discretion of the Board. If the Company terminates Ms. Rheault's employment without cause, all stock options held by her which are not then exercisable become exercisable. If the Company terminates Ms. Rheault's employment without cause, or if Ms. Rheault terminates her employment within ninety (90) days following a change of control of the Company, Ms. Rheault is entitled to receive a severance payment equal to one year's salary payable in twelve (12) equal monthly installments.

STOCK PERFORMANCE GRAPH

     Set forth below is a graph comparing the yearly percentage change in cumulative total stockholder return for the Company's Common Stock compared to the cumulative total return of the Standard & Poor's 500 Stock Index and the Dow Jones Consumer & Household Services Index. The graph and the values set forth in the table below assume $100.00 invested in Common Stock of the Company, the S&P 500 Index and the Dow Jones Consumer & Household Services Index on June 30, 1993.

                                                                                Dow Jones
                                                                                Consumer &
                                       Jenny Craig          S & P 500       Household Services
Jun-93                                   100.00              100.00               100.00
Jun-94                                    38.67              101.41               114.52
Jun-95                                    53.17              127.84               129.76
Jun-96                                   115.21              161.09               161.09
Jun-97                                    44.71              216.99               178.60
Jun-98                                    39.07              282.43               233.67

--------------------------------------------------------------------------------

      MEASUREMENT PERIOD (FISCAL YEAR COVERED)         6/30/93   6/30/94   6/30/95   6/30/96   6/30/97    6/30/98
------------------------------------------------------------------------------------------------------------------
 Jenny Craig, Inc.                                     100.00       39        53       115        45         39
 S&P 500                                               100.00      101       128       161       217        282
 Dow Jones Consumer & Household Services               100.00      115       136       161       179        234

--------------------------------------------------------------------------------

                           COMPENSATION OF DIRECTORS

     Outside directors are paid $5,000 per quarter plus $2,000 for each meeting of the Board of Directors and each meeting of a committee of the Board of Directors which takes place other than on the date of a Board meeting. Directors, including non-employee directors, are eligible to receive non-qualified options to purchase the Company's Common Stock under the Company's Stock Option Plan. Non-employee directors who became directors prior to November 1, 1996 received an option for 5,000 shares upon joining the Board and receive a grant of 500 shares on each anniversary thereof. In February 1998, the Board of Directors replaced options to purchase common stock of the Company held by Ms. Van de Kamp and Messrs. Bice, Sears and Wolf at various exercise prices with options at the exercise price of $5.88 per share, the mean of the high and low sales prices of a share of common stock of the Company on the date the Board took such action. Ms. Van de Kamp received options to purchase 11,500 shares at $5.88 per share in exchange for the termination of an equivalent number of options at prices ranging from $7.07 to $9.38 per share; Mr. Wolf received options to purchase 16,000 shares at $5.88 per share in exchange for the termination of an equivalent number of options at prices ranging from $7.19 to $9.75 per share; Mr. Bice received options to purchase 16,000 shares at $5.88 per share in exchange for termination of an equivalent number of options at prices ranging from $7.19 to $9.75 per share; and Mr. Sears received options to purchase 18,000 shares at $5.88 per share in exchange for termination of an equivalent number of options at prices ranging from $7.44 to $21.00 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is currently composed of Andrea Van de Kamp, Scott Bice, and Marvin Sears, and the Performance Compensation Committee is currently composed of Ms. Van de Kamp and Mr. Bice. Marvin Sears, a director and Secretary of the Company, is a partner in the law firm Proskauer Rose LLP, counsel to the Company during fiscal 1998 and currently. See "Certain Transactions."

CERTAIN TRANSACTIONS

     Sidney and Jenny Craig own all of the outstanding stock of Jenny Craig Weight Loss Centres (N.Z.) Limited, a New Zealand corporation which owns the 16 franchised Centres in New Zealand. For the year ended June 30, 1998 aggregate gross revenues to the Company from the New Zealand operation amounted to $5,440,000.

     In May 1998, the Company engaged Bob Wolf Partners & Co., a business 50% owned by Robert Wolf, a director of the Company, to assist the Company in an advertising agency review. A fee of $60,000 and reimbursement of approximately $20,200 in out of pocket costs has been paid by the Company in connection with the review which has been completed.

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors, acting on the recommendation of its Audit Committee, has selected the firm of KPMG Peat Marwick LLP to conduct an audit, in accordance with generally accepted auditing standards, of the Company's financial statements for the fiscal year ending June 30, 1999. KPMG Peat Marwick LLP has served as independent auditors for the past fourteen fiscal years. A representative of that firm is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if so desired. This selection is being submitted for ratification at the meeting. SJF, which beneficially owned 13,838,600 shares of the Company's Common Stock as of the Record Date (representing approximately 66.9% of the Common Stock outstanding as of the Record Date) intends to vote for ratification of the independent auditors, thereby assuring such ratification.

     The Board of Directors recommends that stockholders vote FOR ratification of KPMG Peat Marwick LLP as independent auditors for the Company.

                      OTHER MATTERS; STOCKHOLDER PROPOSALS

     The Board of Directors is not aware presently of any matters to be presented at the Annual Meeting other than the matters set forth herein. If, however, other matters are properly brought before the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment on such matters. Stockholder proposals intended to be included in the proxy materials relating to the Annual Meeting of Stockholders expected to be held in 1999 must be received by the Company not later than June 7, 1999. A stockholder who intends to submit a proposal for the Company's 1999 annual meeting that the stockholder does not intend to request be included in the Company's proxy materials in accordance with SEC rules must give notice to the Company prior to August 21, 1999. If the stockholder does not provide the Company with timely notice of such a proposal, the persons designated as management proxies on the Company's proxy card may exercise their discretionary authority to vote on that proposal. If the stockholder does provide the Company with timely notice of such a proposal, depending on the circumstances, management's proxies may not be able to exercise their discretionary authority to vote on the proposal. All stockholder proposals should be addressed to the Secretary of the Company.

                                 ANNUAL REPORT

     The Company's Annual Report to Stockholders containing audited financial statements for the year ended June 30, 1998 is being mailed herewith to all stockholders of record.

                                          By order of the Board of Directors

                                          Marvin Sears
                                          Secretary

La Jolla, California
October 6, 1998

PROXY

                               JENNY CRAIG, INC.
           11355 NORTH TORREY PINES ROAD, LA JOLLA, CALIFORNIA 92037

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
          FOR THE ANNUAL MEETING OF STOCKHOLDERS OF JENNY CRAIG, INC.
                     CALLED FOR THURSDAY, NOVEMBER 5, 1998


The undersigned hereby appoints Sidney Craig, Jenny Craig, and Marvin Sears, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to vote and represent as designated below all shares of common stock of Jenny Craig, Inc. held of record by the undersigned at the Annual Meeting of Stockholders of Jenny Craig, Inc. to be held at the Sheraton Grand Torrey Pines Hotel, 10950 North Torrey Pines Road, La Jolla, California 92037, on Thursday, November 5, 1998, at 2:00 p.m. (Pacific Standard Time) and at any and all adjournments or postponements thereof.


                  (Continued and to be signed on reverse side)



-----------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --





                               [JENNY CRAIG LOGO]

                                                              Please mark ___
                                                            your votes as
                                                             indicated in  X
                                                            this example. ___

                         FOR all
                         nominees    WITHHOLD
                         listed to  AUTHORITY
                         the right    to vote
                        (except as    for all
                         marked to    nominees
                       the contrary)   listed
1. ELECTION OF DIRECTORS:   [ ]         [ ]      NOMINEES: Sidney Craig, Jenny Craig, Marvin Sears, Scott Bice,
                                                           Andrea Van de Kamp, Robert Wolf

                                                 (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

                                                 ________________________________________________________________________


                          FOR  AGAINST  ABSTAIN
2. Proposal to approve    [ ]    [ ]      [ ]    3. In their discretion, upon any and    THIS PROXY WHEN PROPERLY EXECUTED
   the appointment of KPMG                          all such other matters as may        WILL BE VOTED IN THE MANNER DIRECTED
   Peat Marwick LLP as                              properly come before the meeting     HEREIN. IF NO DIRECTION IS MADE, THIS
   independent auditors.                            or any adjournment or postponement   PROXY WILL BE VOTED FOR THE ELECTION
                                                    thereof.                             OF DIRECTORS AND FOR PROPOSAL 2.



Signature _______________________________ Signature (if held jointly) ________________________________ Dated: _____________, 1998

NOTE: Please date this Proxy and sign exactly as your name appears thereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

------------------------------------------------------------------------------------------------------------------------------------

                                                   -- FOLD AND DETACH HERE --




                                               YOUR VOTE IS IMPORTANT TO THE COMPANY



                                 PLEASE SIGN AND RETURN YOUR PROXY BY TEARING OFF THE TOP PORTION
                                 OF THIS SHEET AND RETURNING IT IN THE ENCLOSED POSTPAID ENVELOPE